SECURITY AGREEMENT

This Security Agreement (this "***Security Agreement***"), dated as of March 17TH, 2017, is executed by G FarmaLabs Limited, a Nevada corporation ("***Debtor***"), in favor of Mentor Capital, Inc., a Delaware corporation ("***Secured Party***").

WHEREAS, Debtor has issued to Secured Party two Secured Promissory Notes, each of substantially even date herewith, in the aggregate face amount of $500,000 (the "***Notes***"); and

WHEREAS, in order to induce Secured Party to extend the credit evidenced by the Notes, Debtor has agreed to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral (as defined below) described herein.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1. **Definitions and Interpretation**. When used in this Security Agreement, the following terms have the following respective meanings:

"***Collateral***" has the meaning given to that term in ***Section 2*** hereof.

"***Lien***" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

"***Obligations***" means (a) all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Notes, this Security Agreement, that certain Note Purchase Agreement dated as of substantially even date herewith, entered into by and between Debtor and Secured Party, as the same may be amended from time to time (the "***Purchase Agreement***"), any other Transaction Documents (as defined in the Purchase Agreement), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys' fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection of any portion of the indebtedness described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Security Agreement, and (d) the performance of the covenants and agreements of Debtor contained in this Security Agreement and all other Transaction Documents.

"***UCC***" means the Uniform Commercial Code as in effect in the State of California from time to time. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. **Grant of Security Interest**. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title and interests of Debtor in and to the property described in ***Schedule A*** hereto and all proceeds, products, and accessions thereof (collectively, the "***Collateral***").

3. **Authorization to File Financing Statements**. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party's request.

4. **General Representations and Warranties**. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, and (b) upon the filing of UCC-1 financing statements with the California Secretary of State, Secured Party shall have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

5. **Additional Covenants**. Debtor hereby agrees:

(a) to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien;

(b) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party's Lien hereunder and the priority thereof;

(c) to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (i) any changes or alterations of Debtor's name, (ii) any changes with respect to Debtor's address or principal place of business, (iii) any changes in the location of any Collateral, or (iv) the formation of any subsidiaries, partnerships, joint ventures, or affiliates of Debtor;

(d) upon Debtor's failure to cure an Event of Default under the Notes within ninety (90) days and, thereafter, at Secured Party's request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party's request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

(e) to the extent the Collateral is not delivered to Secured Party pursuant to this Security Agreement, to keep the Collateral at the principal office of Debtor and not to remove the Collateral from such location without providing at least thirty (30) days prior written notice to Secured Party; and

(f) not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the

Collateral or any interest therein or proceeds therefrom.

6. **Authorized Action by Secured Party**. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) execute and file UCC financing statements and other documents, instruments and agreements required or permitted hereunder; and (c) take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Agreement; *provided, however*, that Secured Party shall not exercise any such powers granted pursuant to subsection (a) prior to the occurrence of an Event of Default, *provided that* Debtor shall have a ninety (90) day period of time to cure any such Event of Default, and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty or obligation upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act, except with respect to Secured Party's own gross negligence or willful misconduct.

7. **Default and Remedies.**

(a) **Default**. Debtor shall be deemed in default under this Security Agreement upon Debtor's failure to cure an Event of Default (as defined in the Notes) within ninety (90) days.

(b) **Remedies**. Upon Debtor's failure to cure any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including, without limiting the foregoing, (i) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (ii) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) days' notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party's rights and remedies hereunder, including, without limitation, Secured Party's right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party's rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7(b) without demand or notice of any kind. The remedies in this Security Agreement, including without limitation this Section 7(b), are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party's rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be

exercised singularly or concurrently.

(c) **Standards for Exercising Rights and Remedies**. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party's duties under the UCC in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(d) **Application of Collateral Proceeds**. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) *First*, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Secured Party;

(ii) *Second*, to the payment to Secured Party of the amount then owing or unpaid on the Notes or either of them (to be applied first to accrued interest and second to outstanding principal); and

(iii) *Third*, to the payment of the surplus, if any, to Debtor, his successors

and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

8. **Miscellaneous.**

(a) **Notices**. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be effective on receipt.

(b) **Nonwaiver**. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c) **Amendments and Waivers**. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d) **Assignment**. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; *provided, however*, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(e) **Cumulative Rights, etc**. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Notes, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

(f) **Partial Invalidity**. If any part of this Security Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

(g) **Expenses**. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' and other professionals' fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Security Agreement.

(h) **Entire Agreement**. This Security Agreement and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(i) **Governing Law; Venue**. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of California, without regard to its principles of conflict of laws. Debtor hereby expressly consents to the personal jurisdiction of the state and federal courts located in or about San Mateo County, California for any action or proceeding arising from or relating to this Agreement, waives, to the maximum extent permitted by law, any argument that venue in any such forum is not convenient, and agrees that any such action or proceeding shall only be venued in such courts.

(j) **Counterparts**. This Security Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Facsimile or pdf copies of signed signature pages will be deemed binding originals.

(k) **Termination of Security Interest**. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination, Secured Party hereby authorizes Debtor to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Debtor any additional documents or instruments as Debtor shall reasonably request to evidence such termination.

IN WITNESS WHEREOF, Secured Party and Debtor have caused this Security Agreement to be executed as of the day and year first above written.

G FARMALABS LIMITED,
a Nevada corporation

By: ______________________
Cristina Gonzalez, its President

MENTOR CAPITAL, INC.,
a Delaware corporation

By: ______________________
Chet Billingsley, its Chief Executive Officer

SCHEDULE A

COLLATERAL

Debtor unconditionally grants, assigns, and pledges to Secured Party a continuing security interest in all property, real and personal, tangible or intangible, of the Debtor, whether now owned or hereafter acquired or arising and wherever located, including without limitation the Debtor's right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a) all of the Debtor's accounts;

(b) all of the Debtor's books;

(c) all of the Debtor's chattel paper;

(d) all of the Debtor's deposit and brokerage accounts;

(e) all of the Debtor's equipment and fixtures;

(f) all of the Debtor's general Intangibles;

(g) all of the Debtor's inventory;

(h) all of the Debtor's negotiable collateral;

(i) all of the Debtor's intellectual property, trademarks, phone numbers, patents, indicia or origin, trade secrets, customer relationships, and marketing;

(j) all of the Debtor's accounts, notes, and obligations, receivable;

(k) all of the Debtor's vendor and subcontractor relationships;

(l) all of the Debtor's rights in respect of supporting obligations;

(m) all of the Debtor's commercial tort claims;

(n) all of the Debtor's money, cash equivalents, and other assets that now or hereafter come into the possession, custody, or control of Secured Party;

(o) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance, resulting from the sale, lease, license, settlement, accord, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the "Proceeds"). Without limiting the generality of the foregoing, the term "Proceeds" includes whatever is receivable or received when proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary.